Exhibit 10.18

Pluristem Therapeutics Inc.

2019 Equity Compensation Plan

STOCK OPTION AGREEMENT

This Stock Option Agreement and the associated grant award information provided in written form or available in electronic form from the recordkeeper (in either case, “Exhibit A”) for the Pluristem Therapeutics Inc. 2019 Equity Compensation Plan, as amended and in effect from time to time (the “Plan”), is made as of the date shown as the “Date of Grant” in Exhibit A by and between Pluristem Therapeutics Inc. (the “Company”), and the individual identified by Name in Exhibit A (the “Optionee”). This instrument and Exhibit A are collectively referred to as the “Agreement.”

WITNESSETH THAT:

WHEREAS, on March 28, 2019 the Company duly adopted the Plan and on June 13, 2019 the Company’s stockholders approved the adoption of the Plan, a copy of which is incorporated herein and is attached hereto as Exhibit B; and

WHEREAS, pursuant to the Plan, the Company has decided to grant Options to purchase Common Stock of the Company to the Optionee, and the Optionee has agreed to such grant, subject to all the terms and conditions as set forth in the Plan and as provided herein;

NOW, THEREFORE, it is agreed as follows.

1.	Preamble and Definitions

	1.1.	The preamble to this Agreement constitutes an integral part of this Agreement, as do the terms of the Plan.

	1.2.	Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Plan.

2.	Grant of Options

	2.1.	The Company hereby grants to the Optionee the “Number of Options Granted,” as set forth in Exhibit A, each Option shall be exercisable for one share of Common Stock, upon payment of the “Purchase Price,” as set forth in Exhibit A, subject to the terms and the conditions as set forth in the Plan and as provided herein.

2.2.

The Optionee is aware that the Company intends in the future to issue additional shares of Common Stock and to grant additional options to various entities and individuals, as the Company in its sole discretion shall determine.

3.	Period of Option and Conditions of Exercise

	3.1.	This Agreement shall be effective commencing on the “Date of Grant,” as set forth in Exhibit A, and shall terminate at 11:59 p.m. on the “Expiration Date,” as set forth in Exhibit A, or at the time at which the Option expires pursuant to the terms of the Plan or pursuant to this Agreement.

	3.2.	Options may be exercised only to purchase whole shares of Common Stock, and in no case may a fraction of a share of Common Stock be purchased.

4.	Vesting; Period of Exercise

	4.1.	Subject to the provisions of the Plan, Options shall vest and become exercisable according to the “Vesting Dates,” as set forth in Exhibit A, provided that the Optionee is an Employee of or providing services to the Company and/or its Affiliates on the applicable Vesting Date. Where there is a discrepancy between the terms of Exhibit A and the terms of the Plan, Exhibit A shall govern.

	4.2.	All unexercised Options granted to the Optionee shall terminate and shall no longer be exercisable on the Expiration Date; provided, however, that an Option may expire as of the end of the “Post-Employment (or service) Exercise Period,” as set forth in Exhibit A.

5.	Adjustments

	5.1.	Notwithstanding anything to the contrary in Section 8.1(o) of the Plan and in addition thereto, if in any transaction described in Section 8.1(o)(ii) or (iii) of the Plan (a “Transaction”) the successor company (or parent or subsidiary of the successor company) does not agree to assume or substitute for the Options, the Vesting Dates shall be accelerated so that any unvested Option shall be immediately vested in full as of the date that is ten (10) days prior to the effective date of the Transaction, and the Committee shall notify the Optionee that the unexercised Options are fully exercisable for a period of ten (10) days from the date of such notice and that any unexercised Options shall terminate upon the expiration of such period.

	5.2.	If the successor company (or parent or subsidiary of the successor company) agrees to assume or substitute for the Options and Optionee’s employment with the successor company is terminated by the successor company without “Cause” within one (1) year of the closing of such Transaction, the Vesting Dates shall be accelerated so that any unvested portion of the substituted Option shall be immediately vested in full as of the date of such termination without Cause.

6.	Exercise of Options

	6.1.	Options may be exercised in accordance with the provisions of Section 8.1 of the Plan.

	6.2.	In order for the Company to issue Common Stock upon the exercise of all or any portion of the Options, the Optionee hereby agrees to sign any and all documents required by any applicable law and/or by the Company’s Articles of Association or Bylaws and any shareholders’ agreement to which the holders of Common Stock of the Company are bound.

	6.3.	The Company shall not be obligated to issue any Common Stock upon the exercise of an Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of law.

7.	Restrictions on Transfer of Options and Common Stock

	7.1.	The transfer of Options and the transfer of Common Stock to be issued upon exercise of the Options shall be subject to the limitations set forth in the Plan and in the Company’s Articles of Association and any shareholders’ agreement to which the holders of ordinary shares of the Company are bound.

	7.2.	With respect to any Approved 102 Option, subject to the provisions of Section 102 of the Israeli Income Tax Ordinance 1961 (the “Ordinance”) and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Common Stock received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance (“Section 102”). Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

	7.3.	With respect to any Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Common Stock, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

7.4.	The Optionee shall not dispose of any Common Stock in transactions that violate, in the opinion of the Company, any applicable laws, rules and regulations.

7.5.	The Optionee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Common Stock such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate the Optionee’s rights according to this Agreement).

8.	Taxes; Indemnification

	8.1.	Any tax consequences arising from the grant or exercise of any Option, from the payment for Common Stock covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee) hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules and regulations, including withholding taxes at source. Furthermore, the Optionee hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

	8.2.	The Optionee will not be entitled to receive from the Company and/or the Trustee any Common Stock allocated or issued upon the exercise of Options prior to the full payments of the Optionee’s tax liabilities arising from Options that were granted to him and/or Common Stock issued upon the exercise of Options. For the avoidance of doubt, neither the Company nor the Trustee shall be required to release any share certificate to the Optionee until all payments required to be made by the Optionee have been fully satisfied.

	8.3.	The receipt of the Options and the acquisition of Common Stock to be issued upon the exercise of the Options may result in tax consequences. THE OPTIONEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE COMMON STOCK ACQUIRED UPON EXERCISE.

	8.4.	With respect to Approved 102 Options, the Optionee hereby acknowledges that he is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of Option granted hereunder and the tax implications applicable to such grant.

9.	Miscellaneous

	9.1.	No Obligation to Exercise Options. The grant and acceptance of these Options imposes no obligation on the Optionee to exercise it.

	9.2.	Confidentiality. The Optionee shall regard the information in this Agreement and Exhibit A as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of obtaining legal or tax advice.[1]

	9.3.	Continuation of Employment or Service. Neither the Plan nor this Agreement shall impose any obligation on the Company or an Affiliate to continue the Optionee’s employment or service and nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company and/or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time.

	9.4.	Entire Agreement. Subject to the provisions of the Plan, to which this Agreement is subject, this Agreement, together with any exhibits hereto including Exhibit A, constitute the entire agreement between the Optionee and the Company with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company with respect to the subject matter hereof.

1 [DAG Note: Does this provision make any sense in the context of a public company?]

9.5.	Failure to Enforce – Not a Waiver. The failure of any party to enforce at any time any provisions of this Agreement or the Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof.

9.6.	Provisions of the Plan. The Options provided for herein are granted pursuant to the Plan and said Options and this Agreement are in all respects governed by the Plan and subject to all of the terms and conditions of the Plan.

Any interpretation of this Agreement will be made in accordance with the Plan but in the event there is any contradiction between the provisions of this Agreement and the Plan, the provisions of the Agreement will prevail.

9.7.	Binding Effect. The Plan and this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

9.8.	Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Optionee and/or to the Company at the addresses shown on Exhibit A (in the case of the Optionee) and at the Company’s principal address, in the case of the Company, or at such other place as the Company may designate by written notice to the Optionee. The Optionee is responsible for notifying the Company in writing of any change in the Optionee’s address, and the Company shall be deemed to have complied with any obligation to provide the Optionee with notice by sending such notice to the address indicated below.

Attachments –

Exhibit A:  Terms of the Option Award

Exhibit B:  Pluristem Therapeutics Inc. 2019 Equity Compensation Plan

EXHIBIT A

TERMS OF THE OPTION AWARD

Name:

Address:

Date of Grant:

Designation: [Incentive Stock Option/Non-qualified Stock Option/ 102 Award/Section 3(i) Award]

Number of Options Granted:

Purchase Price:

Vesting Dates:

Expiration Date:

Post-Employment (or service) Exercise Period:

AWARD BY THE COMPANY

The Company hereby makes this Stock Option Award, subject to all of the terms and conditions thereof.

PLURISTEM THERAPEUTICS INC.

By:

Its:

ACCEPTANCE BY OPTIONEE

I, the undersigned, hereby acknowledge receipt of a copy of the Plan and accept this Option subject to all of the terms and conditions thereof. I have reviewed the Plan and this Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understand all provisions of this Agreement. I agree to notify the Company upon any change in the residence address indicated above.

Optionee